As filed with the Securities and Exchange Commission on January 19, 2021
Registration No. 333-251800

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

GREAT ELM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	85-3622015 (I.R.S. Employer Identification No.)

800 South Street, Suite 230 Waltham, Massachusetts (Address of Principal Executive Offices)	02453 (Zip Code)

Unwired Planet, Inc. Second Amended and Restated 1999 Directors’ Equity Compensation Plan
Unwired Planet, Inc. Second Amended and Restated 2006 Stock Incentive Plan
Great Elm Capital Group, Inc. Amended and Restated 2016 Long Term Incentive Compensation Plan
Great Elm Capital Group, Inc. 2016 Employee Stock Purchase Plan

 (Full title of the plan)

Peter A. Reed
Chief Executive Officer.
Great Elm Group, Inc.
800 South Street, Suite 230
Waltham, MA 02453
(617) 375-3006
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gillian Emmett Moldowan, Esq.
Shearman &Sterling LLP
590 Lexington Avenue
New York, NY 10022
(212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-251800) filed with the Securities and Exchange Commission on December 29, 2020 (the “Original Filing”) is being filed by Great Elm Group, Inc. in accordance with Rule 462(d) under the Securities Act of 1933, as amended, to include Exhibit 23.3. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Filing. No additional securities are registered, and registration fees were paid upon filing of the Original Filing.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Document
3.1
Certificate of Incorporation of Great Elm Group, Inc., effective as of December 29, 2020 (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on December 29, 2020)

3.2	Bylaws of Great Elm Group, Inc., (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8- K filed with the Securities and Exchange Commission on December 29, 2020)
4.1	Unwired Planet, Inc. Second Amended and Restated 1999 Directors’ Equity Compensation Plan*
4.2	Unwired Planet, Inc. Second Amended and Restated 2006 Stock Incentive Plan*
4.3	Great Elm Capital Group, Inc. Amended and Restated 2016 Long Term Incentive Compensation Plan*
4.4	Great Elm Capital Group, Inc. 2016 Employee Stock Purchase Plan*
5.1	Opinion of Shearman & Sterling LLP*
23.1	Consent of Grant Thornton LLP*
23.2	Consent of Deloitte & Touche LLP, relating to Great Elm Capital Group, Inc.*
23.3	Consent of Deloitte & Touche LLP, relating to Great Elm Capital Corp.
23.4	Consent of Shearman & Sterling LLP (contained in Exhibit 5.1)*
24.1	Power of Attorney (included as part of the signature pages to this Registration Statement)*
* Previously filed as an exhibit to the Original Filing.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, in the Commonwealth of Massachusetts, on January 19, 2021.

GREAT ELM GROUP, INC.

By:	/s/ Peter A. Reed
Name: Peter A. Reed
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title

/s/ Peter A. Reed	Chief Executive Officer and Director
Peter A. Reed	(Principal Executive Officer)

*	Chief Financial Officer
Brent J. Pearson	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Matthew A. Drapkin

*	Director
Thomas S. Harbin III

*	Director
James H. Hugar

*	Director
James P. Parmelee

*	Director
Jason W. Reese

*	Director
Eric J. Scheyer

*	Director
Jeffrey S. Serota

*
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed on behalf of the above officers and directors by Peter A. Reed, as Chief Executive Officer and Director, pursuant to a power of attorney incorporated by reference as Exhibit 24.1 into this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8.

DATED: January 19, 2021	By:	/s/ Peter A. Reed
Peter A. Reed
Chief Executive Officer, Director